Exhibit 5.1

May 29, 2024

Gauzy Ltd.
14 Hathiya Street

Tel Aviv 6816914

Israel

Re: Registration Statement on Form F-1

Ladies/Gentlemen:

We have acted as Israeli counsel to Gauzy Ltd., an Israeli company (the “Company”), in connection with the registration of 4,791,667 ordinary shares of the Company, par value NIS 0.23, per share (which par value will be cancelled upon the adoption of the Amended Articles (as defined below)) (the “Ordinary Shares”), including Ordinary Shares that are subject to an option to purchase additional Ordinary Shares granted by the Company to the underwriters of the Offering (as defined below) (collectively, the “Offered Shares”), in connection with an underwritten initial public offering of the Ordinary Shares (the “Offering”) pursuant to the Company’s Registration Statement on Form F-1 (File No. 333-278675) (as amended though the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the SEC and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of the Registration Statement to which this opinion letter is filed as an exhibit, (ii) the Company’s articles of association, as currently in effect, (iii) a draft of the amended articles of association of the Company, to be in effect upon the closing of the Offering (the “Amended Articles”), (iv) resolutions of the board of directors of the Company (the “Board”) and shareholders of the Company which have heretofore been adopted and relate to the Offering, (v) the form of the underwriting agreement proposed to be entered into between the Company and the representatives of the several underwriters named therein relating to the Offering that is filed as Exhibit 1.1 to the Registration Statement and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also made inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents and the due execution and delivery of all documents by parties where due execution and delivery are a prerequisite to the effectiveness thereof. We have further assumed that the documents or copies thereof examined by us are true, complete and up-to-date and have not been amended, supplemented, rescinded, terminated or otherwise modified. As to all questions of fact relevant to the matters set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers or representatives of the Company and of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

Based on and subject to the assumptions, limitations and qualifications stated in this opinion letter, we are of the opinion that, following the effectiveness of the Amended Articles and upon payment to the Company of the consideration per Offered Share in such amount and form as shall be determined by the Board or by an authorized committee thereof, the Offered Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of rendering the opinions set forth herein, made any investigation of the laws of any jurisdiction other than Israel.

This opinion letter is rendered as of the date hereof and the opinions expressed herein are based upon the laws of Israel that are in effect on the date hereof that have been published and are generally available on the date hereof, and we disclaim any obligation to advise you of any change of law that occurs, or of any facts, circumstances, events or developments of which we become aware, after the date of this opinion letter, even if they would alter, affect or modify the opinions expressed herein. This opinion letter is limited to the matters expressly stated herein and no opinion may be inferred or implied beyond the matters expressly stated herein to be our opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated under the Securities Act.

Very truly yours,

/s/ Gornitzky & Co., Advocates
Gornitzky & Co., Advocates